Exhibit 99.1

Sidus Space Appoints Bill White as Chief Financial Officer

CAPE CANAVERAL, FL., February 8, 2024 – Sidus Space (NASDAQ: SIDU) (the “Company” or “Sidus”), a multi-faceted Space and Data-as-a-Service company, today announced the appointment of BillWhite as Chief Financial Officer, effective February 20, 2024.

Mr. White will oversee the Company’s accounting, financial planning, capital raise, treasury, legal and regulatory functions. White has more than 30 years of experience in financial management, operations and business development. Mr. White most recently served as Chief Financial Officer of ProPhase Labs, Inc. (Nasdaq: PRPH) and prior to ProPhase he was CFO, treasurer and secretary of Intellicheck, Inc., a technology company listed on the NasdaqGM. Mr. White has broad domestic and international experience including managing rapid and significant growth, import/export, implementing tough cost management initiatives, exploiting new growth opportunities, mergers and acquisitions, strategic planning, resource allocation, tax compliance and organization development.

“Bill’s deep experience as a public company executive alongside his remarkable proficiency in capital markets and M&A, aligns perfectly with the current stage of Sidus’ growth,” said Carol Craig, Chief Executive Officer of Sidus.

“I am honored to serve Sidus at this critical time in its growth and evolution and am excited to work with Carol and the management team to capitalize upon the growth opportunities ahead and deliver long-term value for shareholders” said Bill White, incoming Chief Financial Officer.

Teresa Burchfield has confirmed her intention to step down as Chief Financial Officer after two years with the Company. Burchfield will remain with the Company, serving in an advisory role, to assist White with the transition.

Craig added, “I have enjoyed working with Teresa and, during her tenure as chief financial officer at the Company, she has made innumerable and invaluable contributions to its success and growth. On behalf of the Board and the entire Sidus team, I’d like to thank Teresa for her valuable contributions and for laying the groundwork for our continued growth in the public and space sectors.”

About Sidus Space

Sidus Space (NASDAQ: SIDU) is a Space and Data-as-a-Service satellite company focused on mission-critical hardware manufacturing; multi-disciplinary engineering services; satellite design, production, launch planning, mission operations; and in-orbit support. The Company is located in Cape Canaveral, Florida, where it operates from a 35,000-square-foot manufacturing, assembly, integration, and testing facility focused on vertically integrated Space-as-a-Service solutions including end-to-end satellite support.

Sidus Space has a mission of Bringing Space Down to Earth™ and a vision of enabling space flight heritage status for new technologies while delivering data and predictive analytics to domestic and global customers. Any corporation, industry, or vertical can start their journey off-planet with Sidus Space’s rapidly scalable, low-cost satellite services, space-based solutions, and testing alternatives. More than just a “Satellite-as-a-Service” provider, Sidus Space is a trusted Mission Partner–from concept to Low Earth Orbit and beyond. Sidus Space is ISO 9001:2015, AS9100 Rev. D certified, and ITAR registered.

Forward-Looking Statements

Statements in this press release about future expectations, plans and prospects, as well as any other statements regarding matters that are not historical facts, may constitute ‘forward-looking statements’ within the meaning of The Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements relating to the expected trading commencement and closing dates. The words ‘anticipate,’ ‘believe,’ ‘continue,’ ‘could,’ ‘estimate,’ ‘expect,’ ‘intend,’ ‘may,’ ‘plan,’ ‘potential,’ ‘predict,’ ‘project,’ ‘should,’ ‘target,’ ‘will,’ ‘would’ and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: the uncertainties related to market conditions and other factors described more fully in the section entitled ‘Risk Factors’ in Sidus Space’s Annual Report on Form 10-K for the year ended December 31, 2022, and other periodic reports filed with the Securities and Exchange Commission. Any forward-looking statements contained in this press release speak only as of the date hereof, and Sidus Space, Inc. specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

Contacts:

Investor Relations

Valter Pinto

KCSA Strategic Communications

sidus@kcsa.com

(212) 896-1254

Media

Pam Davis

Sidus Space

mediateam@sidusspace.com